Contact:	Gary Sproule, CFO Chief Financial Officer 818 668 2100

YOUBET.COM PROFITABLE IN RECORD FIRST QUARTER,
ENTERS EXPANSION PHASE

Woodland Hills, CA, April 27, 2004 - Youbet.com, Inc. (Nasdaq: UBET), a leading online wagering company and the largest provider of horse racing content in the United States, today capped an intensive two-year financial turnaround by announcing net income of $15,111, or $0.00 per share, for the first quarter of 2004.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) increased 136 percent to $1.1 million in the first quarter of 2004, compared to $465 thousand in the same quarter in 2003.

Youbet also reported its ninth consecutive quarter of net revenue growth, as well as, year-over-year increases in gross handle and yield on total handle for the first quarter of 2004.

Gross handle increased 18 percent to $72 million in the first quarter of 2004, compared to $61 million in the same period in 2003.

Net revenue grew to $5.4 million for the first quarter of 2004, a 43 percent increase compared to net revenues of $3.8 million in the comparable quarter of 2003.

"For the first time in Youbet's history, we have crossed the line into profitability," said Charles F. Champion, Chairman and Chief Executive Officer of Youbet. "Although we are exuberant at reaching that long-sought goal, we are equally enthused that Youbet is now ideally positioned for independent expansion and growth."

As previously announced, during the first quarter of 2004 Youbet settled a dispute with TVG. As a result of the settlement, TVG surrendered its warrant in Youbet, and Youbet has agreed not to seek stockholder approval of certain charter and bylaw amendments.

"Three clear shareholder benefits emerge from the completion of our financial turnaround and our settlement with TVG," Champion said. "First, we believe that we will now gradually attract a wider and more diverse audience from within the investment community. Second, our international strategic and tactical expansion can proceed at a more deliberate and confident pace. "And third, Champion said, we will be scheduling Youbet's annual shareholder meeting, and we will announce that date in the upcoming weeks."

Other Operating Expenses for the first quarter were $4.3 million, compared to $3.3 million in the same quarter of 2003. First quarter, 2004 other operating expenses increased due to increases in legal, sales and marketing and network operations expenses and employee and executive performance-based bonuses. Other operating expenses as a percent of handle in the first quarter of 2004 were 6 percent, remaining even compared to 2003 first quarter.

2004 FIRST QUARTER OPERATING HIGHLIGHTS

  Youbet generated an 18 percent increase in total handle in the first quarter of 2004 as compared to the same period of 2003.
  Yield on total handle increased 21 percent year-over-year.
  Total revenue increased 32 percent in the first quarter of 2004 compared to the prior year's first quarter.
  Net revenue rose 43 percent in the first quarter of 2004 compared to the 2003 first quarter.
  EBITDA increased 136 percent in the first quarter of 2004 compared to the same quarter in 2003.
  Net income increased to $15,111 in the first quarter of 2004 compared to a net loss of ($1,247,679) for the same quarter in 2003.

Youbet.com is the largest Internet provider of thoroughbred, quarter horse and harness horse racing content in the United States. Members have the ability to watch and, in most states, the ability to wager on virtually 100% of all major domestic horse racing content via Youbet.com's exclusive closed-loop network. Youbet.com members enjoy features that include commingled track pools, live audio/video, up-to-the-minute track information, real-time wagering information, phone wagering and value-added handicapping products.

Youbet.com is an official online wagering platform of Churchill Downs Incorporated and the Kentucky Derby. Youbet.com operates Youbet.com TotalAccessTM, an Oregon-based hub for the acceptance and placement of wagers. More information on Youbet.com can be found at www.Youbet.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Statements containing expressions such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," potential," "continue" or "pursue," or the negative or other variations thereof or comparable terminology used in Youbet's press releases and in its reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. These forward-looking statements, which are included in accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause Youbet's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although Youbet believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the Securities and Exchange Commission. Such factors include, without limitation, the following: the timely development and market acceptance of new products and technologies; our ability to secure financing on terms acceptable to us; our ability to control operating expenses; increased competition in the advance deposit wagering business; a decline in the public acceptance of wagering; wagering ceasing to be approved in jurisdictions where Youbet currently operates; the limitation, conditioning or suspension of any of Youbet's licenses; increases in or new taxes imposed on wagering revenues; loss or retirement of key executives; and a decline in the general economy. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Youbet does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements

 Youbet.com, Inc.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2004	2003
	(Unaudited)	(Audited)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$8,359,904	$8,273,926
Restricted Cash, current	3,422,470	3,518,016
Receivables	170,925	140,657
Interest and Other Receivables	1,595,010	1,270,759
Prepaid Expenses	802,427	884,409
Total Current Assets	$14,350,735	$14,087,767
Property and Equipment, net	2,541,093	2,731,922
Licensing Rights, net	503,602	1,407,447
Deferred Lease Costs	28,283	29,331
Deposits	95,650	595,650
TOTAL ASSETS	$17,519,363	$18,852,117

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
Accounts Payable - Trade	$555,957	$439,559
Fees Payable to Related Party	2,237,324	3,426,076
Accounts Payable - Track Related	2,365,552	2,539,534
Accrued Expenses	849,434	1,756,918
Customer Deposits	2,500,771	2,356,004
Accrued Compensation and Related Items	464,922	524,197
Deferred Revenues	86,184	79,519
Total Current Liabilities	$9,060,144	$11,121,807

TOTAL LIABILITIES	$9,060,144	$11,121,807

Stockholders' Equity:
Preferred Stock, $0.001 par value, authorized	--	--
1,000,000 shares, none outstanding
Common Stock, $0.001 par value, authorized 100,000,000 shares
29,777,946 and 28,377,443 shares outstanding as of March 31,
2004 and December 31, 2003, respectively	$29,778	$28,377
Treasury Stock (623,683 shares at cost)	(1,828,709)	(1,828,709)
Additional Paid In Capital	102,089,635	101,377,238
Accumulated Deficit	(91,831,485)	(91,846,596)
TOTAL STOCKHOLDERS' EQUITY	8,459,219	7,730,310
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,519,363	$18,852,117

 Youbet.com, Inc.
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	2004	2003
Revenues
Commissions	$14,260,036	$10,845,220
Subscription and Transaction Fees	182,321	84,874
Race Information	84,747	76,313
Total Revenues	$14,527,104	$11,006,407
Operating Expenses:
Track Fees	7,133,091	5,883,606
Licensing Fees - Related Party	1,973,036	1,323,835
Network Operations	521,609	378,653
Research and Development	415,841	393,286
Sales and Marketing	669,092	381,434
General and Administrative	2,719,198	2,180,593
Depreciation and Amortization	1,125,432	1,384,260
Total Operating Expenses	$14,557,299	$11,925,667
Loss From Operations	$(30,195)	$(919,260)
Other Income (Expense):
Interest Income	46,740	8,786
Interest Expense	(1,434)	(395,150)
Other Income	--	57,945
Total Other Income (Expense)	$45,306	$(328,419)
Net Income (Loss)	$15,111	$(1,247,679)

Earnings (Loss) per share -basic	$0.00	$(0.05)

Earnings (Loss) per share - diluted	$0.00	$(0.05)

Youbet.com, Inc.
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	2004	2003
Increase In Cash and Cash Equivalents
Cash Flows from Operating Activities:
Net Income (Loss)	$15,111	$(1,247,679)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation and Amortization	1,125,431	1,384,260
Non-Cash Interest Expense	--	358,638
Stock-Based Compensation	(7,006)	51,009
Loss on Sale of Property and Equipment	7,891	--
Change in Operating Assets and Liabilities:
Restricted Cash	(2,182)	(344,837)
Receivables	(30,268)	210,458
Interest and Other Receivables	(324,251)	2,785
Prepaid Expenses	81,983	50,544
Deposits	501,047	1,048
Account Payable - Trade	116,398	(4,962)
Fees Payable - Related Parties	(1,188,751)	(934,131)
Accounts Payable - Track Related	(173,982)	(1,443,230)
Accrued Expenses	(491,601)	865,597
Customer Deposits	144,767	478,289
Accrued Compensation and Related Items	(59,275)	(295,364)
Deferred Revenues	6,665	37,761
Net Cash Used In Operating Activities	$(278,023)	$(829,814)
Cash Flows From Investing Activities:
Restricted Cash	97,728	63,041
Purchases of Property and Equipment	(38,649)	(160,106)
Net Cash Provided by (Used) in Investing Activities	$59,079	$(97,065)
Cash Flows from Financing Activities:
Proceeds from Exercise of Stock Options and Warrants	304,922	253,164
Proceeds from Notes Payable	--	2,000,000
Payments of Notes Payable	--	(750,000)
Net Cash Provided By Financing Activities	$304,922	$1,503,164
Net Increase in Cash and Cash Equivalents	$85,978	$576,285
Cash and Cash Equivalents at the Beginning of the Period	8,273,926	4,559,897
Cash and Cash Equivalents at the End of the Period	$8,359,904	$5,136,182

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$2,121	$80,137
Cash Paid for Income Tax	--	--

Non-Cash Investing and Financing Activities:
Issuance of Warrants for $2 million note	--	$518,223
Stock Issuance for Surrender of September 20, 2001 TVG Warrant	3,640,000	--
Stock Issuance for TVG Legal Fees Settlement	415,758	--

Reconciliation of Net Income to EBITDA

	Quarter Ended March 31,
	2004	2003
Net Income (Loss)	$15,111	$(1,247,679)
Depreciation and Amortization	$1,125,432	$1,384,261
Other (income) and expense	$(45,306)	$328,419
EBITDA (a)	$1,095,237	$465,001

(a) Represents net income (loss) before interest income and expense, tax expense or benefit, and depreciation and amortization. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles. However, our analysts believe EBITDA is an alternative measure to net income and that it is not indicative of actual results from operations.